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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY              JURISDICTION      DOING BUSINESS AS
------------------              ------------      -----------------
Illumina UK, Limited.           United Kingdom    Illumina UK, Limited.

Illumina GmbH                   Germany           Illumina GmbH

Illumina K.K.                   Japan             Illumina K.K.

Illumina Singapore Pte. Ltd.    Singapore         Illumina Singapore Pte. Ltd

All listed subsidiaries are wholly owned subsidiaries of Illumina, Inc.